                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 26, 1999

                                CONCORD EFS, INC.
     -----------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

         Delaware                        0-13848                 04-2462252
----------------------------           -----------            ----------------
(State or other jurisdiction           (Commission            (I.R.S. Employer
     or of Organization)               File Number)          Identification No.)

2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee             38133
-------------------------------------------------------          ----------
(Address of principal executive offices)                         (Zip Code)

                                 (901) 371-8000
     -----------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
     -----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Concord EFS, Inc. (the "Corporation" or "Concord") completed its acquisition of all of the outstanding common stock of Electronic Payment Services, Inc. ("EPS") on February 26, 1999. EPS is a Delaware corporation that provides transaction processing services to financial institutions and retailers throughout the United States, directly and through two operating subsidiaries, MONEY ACCESS SERVICE INC. and BUYPASS Corporation.

         The acquisition was accomplished through the merger of CEFT, Inc., a wholly owned subsidiary of Concord, with and into EPS, which survived the merger. The consideration for the acquisition consisted of the issuance by Concord of shares of its $0.33 1/3 par value common stock.

         Immediately prior to the effective time of the merger, EPS had outstanding

-        3,801,297 shares of common stock, which were held by 12 stockholders.
         Bank One Corporation ("Bank One"), First Union Corporation, PNC Bank Corp., KeyCorp and National City Corporation each owned, directly or through a subsidiary, 750,000 of these shares. In the merger, all of outstanding shares of common stock of EPS were converted into shares of common stock of Concord at an exchange ratio of 7.9091 shares of Concord common stock for each share of EPS common stock. The total number of shares of common stock of Concord issued in the merger in exchange for outstanding shares of EPS common stock was 30,064,835.

- options to acquire 283,830 shares of EPS common stock granted under the Electronic Payment Services, Inc. 1995 Stock Option Plan, as amended. In the merger these options were converted into options to purchase common stock of Concord, with the number of shares subject to each option and the exercise price adjusted by the 7.9091 exchange ratio. The total number of shares of common stock of Concord subject to options assumed in the merger is 2,244,795.

- 4,600 shares of preferred stock. These shares of preferred stock were not acquired by Concord in the merger and remain outstanding.

         In determining the amount of consideration paid in the transaction, Concord took into account the factors described in the subsections headed "Concord's Reasons for the Merger" and "Opinion of Concord's Financial Advisor" found on pages 26-28 and pages 29-34, respectively, of the Proxy Statement, dated January 14, 1999, of Concord relating to the Special Meeting of Stockholders of Concord held February 18, 1999 (No. 0-13848) (the "Proxy Statement"), which disclosure is hereby incorporated by reference as part of this Report.

         The merger of CEFT, Inc. and EPS was accounted for using the pooling of interests method of accounting.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

Please note that the EPS acquisition will be reflected in supplemental audited consolidated financial statements and supplementary data as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which will be filed as an exhibit to the 1998 Form 10-K that Concord will file on or before March 31, 1999.

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         The report of independent auditors and audited consolidated financial statements of Electronic Payment Services, Inc. as set forth below are filed with this Form 8-K.

                  Report of Independent Auditors

                  Consolidated Balance Sheets as of December 31, 1998 and 1997

                  Consolidated Statements of Income for the years ended December 31, 1998, 1997, and 1996

                  Consolidated Statements of Changes in Stockholders' Equity (Deficiency) for the years ended December 31, 1998, 1997, and 1996

                  Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997, and 1996

                  Notes to the Consolidated Financial Statements

                        Electronic Payment Services, Inc.

                        Consolidated Financial Statements

                      As of December 31, 1998 and 1997 and
                           for each of the three years
                      in the period ended December 31, 1998

                                    CONTENTS

Report of Independent Auditors.........................................................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheets............................................................................2
Consolidated Statements of Income......................................................................4
Consolidated Statements of Changes in Stockholders' Equity (Deficiency)................................5
Consolidated Statements of Cash Flows..................................................................6
Notes to Consolidated Financial Statements.............................................................8

                         Report of Independent Auditors

The Board of Directors
Electronic Payment Services, Inc.

We have audited the accompanying consolidated balance sheets of Electronic Payment Services, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity (deficiency), and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Electronic Payment Services, Inc. at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                                  /s/ Ernst & Young LLP




February 2, 1999,
    except for Note 12, as to which the date is February 26, 1999

                        Electronic Payment Services, Inc.

                           Consolidated Balance Sheets

                  (dollars in thousands except per share data)

                                                                                        DECEMBER 31
                                                                                  1998               1997
                                                                        -----------------------------------
ASSETS
Current assets:
    Cash and equivalents                                                       $  12,862          $  18,797
    Accounts receivable, less allowance of $1,407 and
      $1,907 in 1998 and 1997, respectively                                       31,453             24,137
    Deferred income taxes                                                          4,303              3,410
    Due from stockholders                                                          4,200              4,164
    Prepaid expenses and other current assets                                      2,423              2,048
                                                                        -----------------------------------
Total current assets                                                              55,241             52,556


Property and equipment                                                           188,158            151,434
Accumulated depreciation and amortization                                        (79,006)           (57,187)
                                                                        -----------------------------------
                                                                                 109,152             94,247

Intangible assets:
    Goodwill                                                                      82,071             82,071
    Customer lists and other                                                      31,144             25,046
                                                                        -----------------------------------
                                                                                 113,215            107,117
    Accumulated amortization                                                     (36,703)           (30,133)
                                                                        -----------------------------------
                                                                                  76,512             76,984

Capitalized software development costs                                            14,709             20,404
Other assets                                                                       5,579              6,566
                                                                        -----------------------------------
Total assets                                                                   $ 261,193          $ 250,757
                                                                        ===================================

                                                                                        DECEMBER 31
                                                                                  1998               1997
                                                                        -----------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
    Borrowings under credit agreement                                          $  21,000          $  29,000
    Current portion of long-term debt                                             25,000             25,000
    Accounts payable                                                              27,944             20,328
    Due to stockholders                                                            1,128                677
    Accrued liabilities                                                           31,308             21,398
    Deferred income                                                                5,905              5,961
    Income taxes payable                                                           8,796              8,426
                                                                        -----------------------------------
Total current liabilities                                                        121,081            110,790

Long-term debt, net of current portion                                           100,000            125,000
Other liabilities, net of current portion                                         12,966             14,710
Deferred income taxes                                                             17,073             15,269

Stockholders' equity (deficiency):
    Preferred stock, par value $163.60; 4,600 shares authorized,
      issued and outstanding                                                         752                752
    Common stock, par value $.01; 10,000,000 shares authorized;
      3,801,297 and 3,750,000 shares issued and outstanding                           38                 38
    Paid-in capital                                                              199,489            196,001
    Notes receivable from stock options exercised                                 (3,327)                --
    Deemed dividend                                                             (245,400)          (245,400)
    Retained earnings                                                             58,521             33,597
                                                                        -----------------------------------
Total stockholders' equity (deficiency)                                           10,073            (15,012)
                                                                        -----------------------------------
Total liabilities and stockholders' equity (deficiency)                        $ 261,193          $ 250,757
                                                                        ===================================


See accompanying notes.

                        Electronic Payment Services, Inc.

                        Consolidated Statements of Income

                  (dollars in thousands except per share data)

                                                                YEAR ENDED DECEMBER 31
                                                           1998           1997          1996
                                                    -------------------------------------------
Revenues                                               $  232,220     $  202,310     $  179,490

Expenses:
    Processing and equipment                               85,706         72,341         64,257
    Customer and product support                           33,540         30,956         26,900
    Selling, general and administrative                    34,626         33,267         32,847
    Product development                                    18,734         14,654         14,861
    Amortization of intangible assets                       6,570          6,273          6,273
    Interest expense, net of $754,
       $556 and $364 interest income in 1998, 1997
       and 1996, respectively                              10,006         12,590         14,310
                                                    -------------------------------------------
Total expenses                                            189,182        170,081        159,448
                                                    -------------------------------------------
Income before income taxes and minority interest           43,038         32,229         20,042
Provision for income taxes                                 18,076         14,181          8,821
                                                    -------------------------------------------
Net income before minority interest                        24,962         18,048         11,221

Minority interest in earnings of subsidiaries                  --             --            240
                                                    -------------------------------------------
Net income                                                 24,962         18,048         10,981

Dividend on preferred stock                                    38             38             38
                                                    -------------------------------------------
Net income available for common stock                  $   24,924     $   18,010     $   10,943
                                                    ===========================================
Net income per common share                            $     6.64     $     4.80     $     3.20
                                                    ===========================================
Average common shares outstanding                       3,756,374      3,750,000      3,417,404


See accompanying notes.

                        Electronic Payment Services, Inc.

     Consolidated Statements of Changes in Stockholders' Equity (Deficiency)

                             (dollars in thousands)

                                                                               NOTES
                                                                            RECEIVABLE
                                                                            FROM STOCK
                                      PREFERRED    COMMON       PAID-IN       OPTIONS        DEEMED      RETAINED
                                        STOCK       STOCK       CAPITAL      EXERCISED      DIVIDEND     EARNINGS      TOTAL
   ------------------------------------------------------------------------------------------------------------------------------
   December 31, 1995                  $    752    $    24     $  195,775    $         -   $  (245,400)   $  4,644    $  (44,205)
   Net income                                                                                              10,981        10,981
   Dividend on preferred stock                                                                                (38)          (38)
   Common stock issued in
      exchange for minority
      interest                                         14            (14)                                                    --
   Minority interest investment
      in subsidiaries, inclusive
      of their interest in
      earnings through April 1, 1996                                 240                                                    240
                                     --------------------------------------------------------------------------------------------
   December 31, 1996                       752         38        196,001              -      (245,400)     15,587       (33,022)

   Net income                                                                                              18,048        18,048
   Dividend on preferred stock                                                                                (38)          (38)
                                     --------------------------------------------------------------------------------------------
   December 31, 1997                       752         38        196,001              -      (245,400)     33,597       (15,012)

   Net income                                                                                              24,962        24,962
   Dividend on preferred stock                                                                                (38)          (38)
   Proceeds from stock options
      exercised                                                      161                                                    161
   Notes receivable from stock
      options exercised                                            3,327         (3,327)                                     --
                                     --------------------------------------------------------------------------------------------
   December 31, 1998                  $    752    $    38    $   199,489    $    (3,327)  $  (245,400)  $  58,521    $   10,073
                                     ============================================================================================


See accompanying notes.

                        Electronic Payment Services, Inc.

                      Consolidated Statements of Cash Flows

                             (dollars in thousands)

                                                      YEAR ENDED DECEMBER 31
                                               1998            1997            1996
                                           -------------------------------------------
OPERATING ACTIVITIES
Net income before minority interest           $ 24,962        $ 18,048        $ 11,221

Adjustments to reconcile net income
    before minority interest to net cash
    provided by operating activities:
       Depreciation and amortization            33,475          29,364          25,687
       Deferred tax provision (benefit)            911          (7,017)          6,683
       Other noncash income and
          expense items                          3,949              (9)           (204)
       Changes in:
          Accounts receivable                   (7,316)         (1,644)            573
          Prepaid expenses and other
              current assets                      (375)          1,221            (562)
          Accounts payable                       7,616           2,702           6,755
          Due to (from) stockholders               415          (1,861)          3,069
          Accrued liabilities                    9,910             (17)          2,810
          Deferred income                          (56)          5,679             178
          Income taxes payable                     370           5,425           3,669
                                           -------------------------------------------
Cash provided by operating activities         $ 73,861        $ 51,891        $ 59,879
                                           -------------------------------------------

                                                      YEAR ENDED DECEMBER 31
                                               1998            1997            1996
                                           -------------------------------------------
INVESTING ACTIVITIES

Acquisition of property and equipment         $(39,946)       $(28,892)       $(31,658)
Proceeds from licensing agreement                   --          25,000              --
Acquisition of business                         (6,000)             --              --
Other investing activity, net                     (973)         (7,957)        (12,972)
                                           -------------------------------------------
Cash used for investing activities             (46,919)        (11,849)        (44,630)
                                           -------------------------------------------
FINANCING ACTIVITIES
Borrowings (repayments) under credit
  agreement, net                                (8,000)        (21,000)         15,000
Long-term debt repayments                      (25,000)        (25,000)        (25,000)
Proceeds from issuance of common stock             161              --              --
Dividends paid on preferred stock                  (38)            (38)            (38)
                                           -------------------------------------------
Cash used for financing activities             (32,877)        (46,038)        (10,038)
                                           -------------------------------------------
Change in cash and equivalents                  (5,935)         (5,996)          5,211
Cash and equivalents, beginning of year         18,797          24,793          19,582
                                           ===========================================
Cash and equivalents, end of year             $ 12,862        $ 18,797        $ 24,793
                                           ===========================================


The following noncash items have been excluded from the statement of cash flows:

Issuance of common stock for
    notes receivable                          $  3,327        $     --        $     --


See accompanying notes.

                        Electronic Payment Services, Inc.

                   Notes to Consolidated Financial Statements

                             (dollars in thousands)

1. ORGANIZATION, NATURE OF BUSINESS AND EQUITY TRANSACTIONS

Electronic Payment Services, Inc. (the "Company") owns and operates electronic data processing and data-capture networks that process transactions originating at Automated Teller Machines ("ATM") as well as Point of Sale ("POS") terminals. The majority of customers of ATM processing services are commercial banks, savings and loan institutions, credit unions, independent sales organizations and other financial services providers. Geographically, ATM customers are in all 50 states and are concentrated in the eastern half of the United States. POS transaction processing customers are a wide variety of retailers, commercial banks and other credit card processors. POS customers of the Company are located in all 50 states. The Company is indirectly subject to fluctuations in retail activity and experiences seasonal variability in ATM and POS transaction levels.

The Company was formed on December 4, 1992 through a Corporate Joint Venture Agreement between CoreStates Financial Corp, Banc One Corporation, PNC Financial Corp and KeyCorp ("Original Stockholders"). The authorized capital stock of the Company at inception consisted of 3,000,000 shares of common stock and 1,500,000 shares of mandatory redeemable preferred stock. In exchange for common stock, preferred stock and/or cash, the Original Stockholders contributed certain assets, liabilities, wholly owned processing subsidiaries and/or cash. The assets and liabilities contributed were recorded at the Original Stockholders' net book value as of December 1, 1992. The cash paid and preferred stock issued upon formation were recorded as dividends. In connection with the recapitalization of the Company in December 1993, the number of authorized shares of capital stock was increased to 10,000,000 shares.

In December 1993, the Company and the Original Stockholders entered into a recapitalization agreement whereby 1,495,400 shares of mandatory redeemable preferred stock with a par value of $163.60 were exchanged for a promissory note in the principal amount of $250,000. As part of the transaction, the redemption feature of the preferred stock was eliminated. The premium associated with this exchange was charged directly to stockholders' equity.

                        Electronic Payment Services, Inc.

                             (dollars in thousands)

1. ORGANIZATION, NATURE OF BUSINESS AND EQUITY TRANSACTIONS (CONTINUED)

The preferred stock provides for a 5% cumulative dividend, payable quarterly. In 1998, the previously limited voting rights were expanded and the never-triggered performance dividend rights were eliminated.

On March 2, 1995, the Company entered into a series of transactions with KeyCorp and National City Corporation (together with the Original Stockholders, the "Stockholders") whereby these banks made cash capital contributions totaling $74,539 to two subsidiaries of the Company, contributed assets to a subsidiary of the Company and sold assets to a subsidiary of the Company. As a result of the transactions, equity of the Company was increased by a total of $87,323 and goodwill was recognized totaling $13,352. At December 31, 1995, the consolidated minority stockholders' share in the equity (deficit) of the subsidiaries was $16,046. Effective April 1, 1996, the minority stockholders agreed to merge their ownership interest in the subsidiaries into the Company. In connection with the merger, the Company issued 1,330,385 shares of common stock and adjusted paid-in capital for the par value of the common stock issued.

The minority stockholders' share of earnings in the subsidiaries of $240 in 1996 has been deducted from earnings to determine net income of the Company and has adjusted the minority interest share of the consolidated deficiency in assets.

2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

CASH AND EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Included in cash and equivalents at December 31, 1997 is $1,023 of cash maintained in automated teller machines. This function was discontinued during 1998.

                        Electronic Payment Services, Inc.

                             (dollars in thousands)


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated over their estimated useful lives using the straight-line method. Major classes of property and equipment and their estimated useful lives are as follows:

                                                DECEMBER 31               ESTIMATED
                                            1998           1997          USEFUL LIVES
                                       -------------------------------------------------

Land                                     $    1,050     $    1,050       Indefinite
Building and improvements                    15,101         14,591        40 years
Leasehold improvements                        9,603          8,291       Lease term
Software costs                               50,566         38,045         5 years
Computer and communication equipment        101,721         77,950        3-5 years
Furniture and equipment                      10,117         11,507       3-10 years
                                       ------------------------------
                                         $  188,158     $  151,434
                                       ==============================

Included in property and equipment at December 31, 1998 and 1997 are $41,516 and $31,043, respectively, of capitalized software costs incurred to develop computer systems and programming. Software costs of $10,475 and $9,119 were capitalized during 1998 and 1997, respectively. Capitalized software costs placed in service during 1998 and 1997 were $11,158 and $7,569, respectively. Amortization expense related to the assets placed in service totaled $3,572 and $2,084 in 1998 and 1997, respectively.

INTANGIBLE ASSETS

Intangible assets, consist of assets which were contributed as part of the formation of the Company, including goodwill, agreements not to compete and values ascribed to customer lists. Goodwill and amounts assigned to the customer lists are being amortized by the straight-line method over 15-25 years and 5-15 years, respectively. Agreements not to compete are amortized over the life of the agreements.

                        Electronic Payment Services, Inc.

                             (dollars in thousands)


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS (CONTINUED)

On July 20, 1998, the Company acquired the terminal driving business of a certain entity. The acquisition was accounted for under the purchase method; accordingly, results of operations from this business have been included in the consolidated statements of income since the date of acquisition. The total cost of the acquisition was $6,000, and substantially all of the purchase price was allocated to customer lists based upon the fair value of the assets acquired. The customer lists are being amortized by the straight-line method over 15 years.

OTHER ASSETS

Included in other assets at December 31, 1998 and 1997 are $3,888 and $6,021, respectively, of payments made to customers under the Company's conversion assistance program. These payments, which were primarily for promotional sign replacements and card reissuance, were made to customers converting to the MAC network and are being amortized over five years. Amortization expense associated with these assets was $3,105, $3,037 and $2,907 for the year ended December 31, 1998, 1997 and 1996, respectively.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

During 1994, after technological feasibility was established, the Company began capitalizing software development costs incurred in connection with the planned introduction of a stored value electronic payment card. The Company capitalized $667 and $11,584 in 1997 and 1996, respectively, related to the development of the stored value card.

On July 25, 1997, the Company entered into an agreement with an unrelated third party whereby the Company granted perpetual licensing rights to the technology to the third party in exchange for $25,000. The agreement further grants the third party exclusive rights to the technology for a period of four years. The proceeds received from the licensing agreement have been deferred and are being earned over the exclusivity period of the agreement. The development costs capitalized are being amortized over the same period.

                        Electronic Payment Services, Inc.

                             (dollars in thousands)


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Revenue for processing fees is recognized and billed when the services are performed. Revenue related to equipment sales is recognized upon the installation of the equipment.

INCOME TAXES

The Company accounts for income taxes under the liability method whereby deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Such temporary differences result in deferred income taxes computed at rates estimated to be in effect when the underlying differences will be reported in the Company's federal and state income tax returns. The Company and its subsidiaries file a consolidated federal income tax return.

SUPPLEMENTAL CASH FLOW INFORMATION

Total interest paid was $10,755, $13,033 and $14,686 during 1998, 1997 and 1996, respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                        Electronic Payment Services, Inc.

                             (dollars in thousands)


3. INCOME TAXES

The components of deferred tax liabilities and assets as of December 31 are as follows:

                                                      1998          1997
                                                   -----------------------
Deferred tax liabilities:
    Depreciation                                     $   354       $ 3,671
    Intangibles                                        4,460         4,923
    Research and development capitalized costs        13,994         8,619
    Other                                              1,284         1,045
                                                   -----------------------
                                                      20,092        18,258
                                                   -----------------------
Deferred tax assets:

    Net operating loss carryforward                    2,003         2,626
    Nondeductible reserves                             5,311         3,762
    Other                                                  8            11
                                                   -----------------------
                                                       7,322         6,399
                                                   -----------------------
Net deferred tax liabilities                         $12,770       $11,859
                                                   =======================

The components of income tax expense are as follows:

                                         YEAR ENDED DECEMBER 31
                                   1998            1997          1996
                               ----------------------------------------
Current:
    Federal                      $ 15,420        $ 17,527        $1,485
    State                           1,745           3,671           653
                               ----------------------------------------
                                   17,165          21,198         2,138
                               ----------------------------------------
Deferred:
    Federal                           (94)         (5,977)        6,610
    State                           1,005          (1,040)           73
                               ----------------------------------------
                                      911          (7,017)        6,683
                               ----------------------------------------
Provision for income taxes       $ 18,076        $ 14,181        $8,821
                               ========================================

                        Electronic Payment Services, Inc.

                             (dollars in thousands)


3. INCOME TAXES (CONTINUED)

Following is a reconciliation of the effective income tax rate with the statutory federal income tax rate:

                                                     YEAR ENDED DECEMBER 31
                                                 1998          1997         1996
                                               ------------------------------------
Federal tax rate                                 35.0%         35.0%         35.0%
State taxes, net of federal benefit               4.2           5.3           2.3
Nondeductible amortization of goodwill            2.5           3.2           5.2
Other                                             0.3           0.5           1.5
                                               ------------------------------------
Effective income tax rate                        42.0%         44.0%         44.0%
                                               ====================================

During 1998, 1997 and 1996, income taxes of $16,842, $16,079 and $1,290, respectively, were paid to various state and federal agencies. As of December 31, 1998, various subsidiaries of the Company have federal and state net operating loss carryforwards that expire on various dates through 2006 and are subject to annual limitations.

4. SHORT-TERM BORROWINGS

The Company maintains a credit agreement with a third-party bank which provides for short-term borrowings through March 1999 of up to $75,000. Borrowings under the agreement are unsecured and bear interest at variable rates. Borrowings of $21,000 and $29,000, which approximated fair value, were outstanding under the agreement at December 31, 1998 and 1997, respectively. Average borrowings during 1998 were $29,400 at an effective interest rate of 5.81%. During 1997, average borrowings were $41,266 at an effective interest rate of 5.84% and, during 1996, average borrowings were $39,913 at an effective interest rate of 5.82%. The agreement requires the Company to maintain certain financial ratios and to comply with certain covenants as defined, including limitations as to debt to be incurred and prepayments on the Company's long-term debt.

                        Electronic Payment Services, Inc.

                             (dollars in thousands)


5. LONG-TERM DEBT

The Company has a $250,000 unsecured promissory note payable to a stockholder due in equal quarterly installments through 2003, which bears interest at 6.40%. Annual maturities of the note are $25,000 per year through 2003. The stockholder promissory note was issued on December 23, 1993 in connection with the recapitalization of the Company.

6. COMMITMENTS AND CONTINGENCIES

The Company leases office space and equipment under noncancelable operating leases expiring at various dates through 2005. Certain leases obligate the Company to pay property taxes, insurance and maintenance expenses. On May 22, 1998, the Company entered into a $15,000 operating lease agreement replacing the remainder of the original subrental agreement on the Company's headquarters. The terms for the operating lease provide for an initial seven-year term through 2005 with an option to renew for two additional five-year terms. Total rental expense under operating leases was $3,587 in 1998, $3,953 in 1997 and $4,607 in 1996.

Future minimum rental commitments as of December 31, 1998 are as follows:

         1999                                   $ 4,163
         2000                                     3,036
         2001                                     2,249
         2002                                     1,831
         2003                                     1,616
         2004 and thereafter                      1,445
                                                -------
         Total minimum rental commitments       $14,340
                                                =======

In the normal course of business, the Company is party to various claims and legal proceedings. Although the ultimate outcome of these matters is presently not determinable, management, after consultation with legal counsel, does not believe that the resolution of these matters will have a material adverse effect upon the Company's financial position.

                        Electronic Payment Services, Inc.

                             (dollars in thousands)


7. EMPLOYEE BENEFIT PLANS

The Electronic Payment Services, Inc. Retirement Savings Plan covers substantially all employees of the Company. Under the terms of the plan, each qualified employee receives a company retirement contribution of 2% of compensation as defined, based upon employment status at December 31 of the plan year. In addition, the plan includes a Section 401(k) savings feature wherein the Company will match employee contributions up to 4.5% of compensation as defined, and additionally, contains a discretionary profit-sharing contribution of up to 1.5% of compensation as defined. Total 1998, 1997 and 1996 expenses under the plan were $3,685, $3,095 and $2,687, respectively.

8. CAPITAL TRANSACTIONS

During 1998, the Company executed notes receivables with certain employees who used the proceeds of the notes to exercise stock options. The full recourse notes bear interest at 6% and are collateralized by the stock issued. The notes are due and payable five years from the date of execution or upon the sale of the underlying stock. The notes receivable at December 31, 1998 of $3,327 has been recorded as a reduction of equity in the consolidated balance sheets.

9. STOCK OPTION PLAN

In 1995, the Company adopted a stock option plan under which designated employees may be granted options to purchase shares of the Company including Incentive Stock Options and Non-qualified Stock Options as defined in the Internal Revenue Code of 1986 as amended. The maximum number of shares of common stock with respect to which options may be granted is 500,000 shares. The plan was amended and restated effective October 1, 1996. Under the terms of the plan, the exercise price of the option is determined by the Company. All options granted to date have been at a price equal to the estimated fair market value at the date of the grant.

The exercise period for the options may not exceed ten years from the date of the grant; however, options granted under the plan before October 1, 1996 have a term of five years from the date of the grant. The Company has the right but not the obligation to purchase any shares issued under the plan at an appraised price determined in accordance with the terms of the plan as of the end of the preceding year.

                        Electronic Payment Services, Inc.

                             (dollars in thousands)


9. STOCK OPTION PLAN (CONTINUED)

Options become vested in 25% increments on each March 31 of the year following the year in which the option was granted. Vesting may be accelerated based upon death or retirement of the employee or a change in the control of the Company. In connection with the merger with Concord EFS, Inc. ("Concord") as discussed in
Note 12, all outstanding options accelerated and vested in November 1998 upon approval of the merger by the Stockholders of the Company.

Following is a summary of options granted under the plan:

                                                                                  WEIGHTED
                                                            NUMBER OF              AVERAGE
                                                              SHARES            EXERCISE PRICE
                                                      --------------------------------------------
         Outstanding at December 31, 1995                     100,219             $   60.00

         Granted during 1996                                   95,676             $   73.00

         Forfeited during 1996                                (26,199)

         Options transferred in exchange for cash              (8,070)
                                                              -------
         Outstanding at December 31, 1996                     161,626             $   67.70

         Granted during 1997                                   80,500             $   66.00

         Forfeited during 1997                                (41,574)
                                                              -------
         Outstanding at December 31, 1997                     200,552             $   68.27

         Granted during 1998                                  169,500             $   66.00

         Forfeited during 1998                                (34,925)

         Exercised during 1998                                (51,297)            $   68.00
                                                              -------
         Outstanding at December 31, 1998                     283,830             $   67.07
                                                              =======

                        Electronic Payment Services, Inc.

                             (dollars in thousands)


9. STOCK OPTION PLAN (CONTINUED)

The fair value of options granted during 1998, 1997 and 1996 was $16.68, $16.68 and $18.45, respectively, and was calculated using the Black-Scholes pricing model adjusted to reflect the lower volatility associated with a private company. The assumptions used to value the options were: expected life of 5 years, risk-free interest rate of 6.0%, no expected dividends and volatility of 1%. The Company uses the provisions of Accounting Principles Board Opinion Number 25, "Accounting for Stock Issued to Employees," to account for option activity. No compensation expense has been recognized for the value of the options at the grant date as the grant price was equal to the estimated value of the Company's stock. If the provisions of Financial Accounting Standards Board Statement Number 123, "Accounting for Stock Based Compensation" ("FAS 123"), had been applied in determining net income for 1998, reported net income would have been $21,985 and net income per common share would have been $5.85. Under FAS 123, reported net income for 1997 and 1996 would have been $17,643 and $10,861, respectively, and net income per common share would have been $4.70 and $3.18, respectively.

10. RELATED PARTY TRANSACTIONS

In connection with its formation and the 1995 equity transaction, the Company entered into transitional services agreements with the Stockholders and their affiliates whereby they agreed to provide, at cost, certain processing and other services until such time as the Company was able to provide its own services. Charges for these services were $2,900, $4,300 and $6,400 during 1998, 1997 and 1996, respectively.

The Stockholders are also customers of the Company and services are billed to them at rates comparable to nonrelated customers. Approximately 27% of revenues were billed to the Stockholders during 1998, 1997 and 1996.

11. YEAR 2000 ISSUE (UNAUDITED)

The Year 2000 preparedness efforts of the Company cover both information technology ("IT") systems and non-IT systems. Non-IT systems are embedded systems, such as micro-controllers in lighting, heating/ventilation/air-conditioning, security, elevator, fire,

                        Electronic Payment Services, Inc.

                             (dollars in thousands)


11. YEAR 2000 ISSUE (UNAUDITED) (CONTINUED)

uninterrupted power-supply and other infrastructure systems. IT systems include computer hardware and software and related systems.

The Company has instituted a five-phase plan to resolve the Year 2000 issue so that its IT and non-IT systems will function properly with respect to dates in the year 2000 and thereafter. These five phases are: awareness, assessment, renovation, validation and implementation. Based on progress to date, the Company has substantially completed the awareness phase and the assessment phase for all systems, as well as the renovation phase and validation phase for each of its mission critical systems. The validation phase includes an independent review of results for all mission critical systems by the Company's internal audit staff.

As of January 31, 1999, approximately 95% of the implementation phase for mission critical systems had been completed. It is anticipated that all mission critical systems will be implemented by March 3, 1999.

The Company's management believes that it has a plan in place to resolve the Year 2000 issue in a timely and effective manner. If the Company does not complete the phases of its plan that are now underway, then its ability to process transactions for its customers could be adversely affected. The potential liability or lost revenue under this scenario could have a material adverse effect on the Company's financial condition and results of operations.

The Company's processing systems also require testing for Year 2000 compliance with external entities including its customers, credit and debit networks, and suppliers. As of January 31, 1999, approximately 35% of this customer and network certification was complete. The Company has initiated formal communications with all of its mission critical suppliers to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. Responses have been received from all of these mission critical suppliers, with approximately 78% reporting current Year 2000 compliance. It is estimated that third-party certification testing will be substantially complete by June 30, 1999. The entire Year 2000 project is estimated to be completed no later than September 30, 1999, which is prior to any anticipated impact on the Company. It is anticipated that additional testing will take place after this date to insure continued Year 2000 compliance.

                        Electronic Payment Services, Inc.

                             (dollars in thousands)


11. YEAR 2000 ISSUE (UNAUDITED) (CONTINUED)

There is no guarantee that the systems of other companies on which the Company's systems rely will be converted in a timely manner. However, contingency plans have been created for all mission critical vendor products and services. The contingency plans will be further enhanced and expanded during the first quarter of 1999, for both the Company's systems and third-party exposures, based on an evaluation of progress at that time.

The Company has spent approximately $4,400 in 1998 and anticipates spending an additional $3,500 to substantially complete its Year 2000 compliance program in accordance with its current schedule. These amounts exclude hardware expenditures needed for normal business growth if timing of acquisition has been accelerated to facilitate short-term Year 2000 testing. To date, the Company has expensed all costs associated with its Year 2000 assessment and related modifications of its software.

The costs and timing of this project are based on management's best estimates, which were derived using numerous assumptions of future events. There are no guarantees that these assumptions will provide to be correct, and therefore actual results might differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, dependencies on third parties to complete their Year 2000 readiness and schedule joint testing, and the availability and cost of appropriately trained personnel.

12. SUBSEQUENT EVENT

On November 23, 1998, the Company announced, with the approval of its Stockholders, that it entered into an agreement and plan of merger with Concord. The acquisition is structured as a tax-free reorganization in which Concord issues 7.9091 shares of Concord common stock for each of the outstanding shares and options of the Company's common stock. On February 18, 1999, the Concord shareholders approved this merger, and the business combination occurred on February 26, 1999. The transaction is anticipated to be accounted for under the pooling of interests method.

(b)  PRO FORMA FINANCIAL INFORMATION

         The unaudited pro forma consolidated financial statements as of and for the nine months ended September 30, 1998 and 1997, and for the three years ended December 31, 1997, including the notes thereto, of Concord, reflecting its acquisition of EPS, are incorporated herein by reference to information included under the heading "PRO FORMA COMBINED CONDENSED FINANCIAL DATA" included on pages 44-52 of the Proxy Statement, dated January 14, 1999, of Concord relating to the Special Meeting of Stockholders of Concord held February 18, 1999 (No. 0-13848).

(c)  EXHIBITS

                  The following exhibits are filed with this Form 8-K:

         2.1 Agreement and Plan of Merger by and among Concord EFS, Inc., CEFT, Inc., and Electronic Payment Services, Inc., dated as of November 20, 1998.

         23.1     Consent of Independent Auditors.

         99.1 Excerpts from the Proxy Statement, dated January 14, 1999, for the Special Meeting of Shareholders of Concord EFS, Inc. held February 18, 1999, which are incorporated by reference in this Report.

         99.2 Text of press releases issued by Concord on March 1, 1999, and on March 3, 1999, relating to its acquisition of Electronic Payment Services, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 9, 1999

                                        CONCORD EFS, INC.

                                        By /s/ Thomas J. Dowling
                                           ------------------------
                                           Thomas J. Dowling
                                           Chief Financial Officer

                                  EXHIBIT INDEX

         2.1 Agreement and Plan of Merger by and among Concord EFS, Inc., CEFT, Inc., and Electronic Payment Services, Inc., dated as of November 20, 1998.

         23.1     Consent of Independent Auditors.

         99.1 Excerpts from Proxy Statement, dated January 14, 1999, for the Special Meeting of Shareholders of Concord EFS, Inc. held February 18, 1999, which are incorporated by reference in this Report.

         99.2 Text of press releases issued by Concord on March 1, 1999, and on March 3, 1999, relating to its acquisition of Electronic Payment Services, Inc.